AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON NOVEMBER 1, 2018

THIS AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON November 1, 2018 (the “Amendment”) is entered into as of May 3, 2019 (the “Effective Date”), by and between Foothills Exploration, Inc., a Delaware corporation (the “Company”), and Labrys Fund, LP, a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain convertible promissory note originally issued by the Company to the Holder on November 1, 2018, in the original principal amount of $380,000.00 (the “Note”); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. During the period beginning on the Effective Date and ending on May 31, 2019, the Holder shall not be permitted to effectuate any conversions under the Note unless an Event of Default (as defined in the Note) occurs under the Note.

2. The Holder hereby consents to the Company’s payment of the remaining balance of the Note for an amount in cash equal to $295,751.25 (the “Cash Payment”), which must be paid to the Holder on or before May 31, 2019 (the “Deadline”) pursuant to the wiring instructions attached hereto as Exhibit “A”.

3. If the Company fails to timely make the Cash Payment to the Holder on or before the Deadline, the Holder shall automatically, immediately and without further action be entitled to all its rights, privileges, and preferences under the Note and the principal balance of the Note shall be deemed to have increased by $2,928.23 as of the Effective Date.

4. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Foothills Exploration, Inc.

By:	/s/ B.P. Allaire
Title:	Chief Executive Officer

Labrys Fund, LP

By:	/s/ Thomas Silverman
Title:	Managing Member